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                                                                   Exhibit 10b

                               ANCILLARY AGREEMENT


THIS AGREEMENT made the 17th day of April, 1997.

B E T W E E N:

                          BT BANK OF CANADA

                          (hereinafter referred to as "BT")

                                                             OF THE FIRST PART


                                     - AND -

                          HONGKONG BANK OF CANADA

                          (hereinafter referred to as "HKB")


                                                            OF THE SECOND PART


                                     - AND -


                          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE
                          INVESTMENTS, a business trust existing under the laws of the State of Ohio,


                          (hereinafter referred to as "FUR")


                                                            OF THE THIRD PART


WHEREAS:

A. The Borrower, BT and HKB have entered into the Amended and Restated Credit Agreement (as defined below);

B. In connection with the Amended and Restated Credit Agreement, the parties hereto have agreed to enter this Agreement and the Security Trust Indenture (as defined below);

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of these respective covenants, agreements, representations, warranties and indemnities of the parties hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:


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                                    ARTICLE 1
                                 INTERPRETATION


1.1 DEFINED TERMS - For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the meanings set out below and grammatical variations of such terms shall have corresponding meanings:

(a) "ACQUISITION FACILITY" has the meaning given to such term in the Amended and Restated Credit Agreement;

(b) "ADDITIONAL EQUITY" means at any time, with respect to FUR, the net proceeds from the issuance of equity securities subsequent to April 17, 1997;

(c) "AGREEMENT" means this Agreement, and all schedules attached hereto as it may be amended from time to time;

(d)  "AFFILIATE" has the meaning given to such term in the CBCA;

(e)  "AGENT" means the Agent under the Amended and Restated Credit Agreement;

(f) "AGGREGATE ACCOMMODATIONS OUTSTANDING" means all Accommodations Outstanding under the Amended and Restated Credit Agreement, plus all interest, fees (excluding any fee payable under Section 2.11 of the Amended and Restated Credit Agreement) and other amounts payable under the Amended and Restated Credit Agreement to BT and HKB all as determined at the time of the Put Closing Date without regard to or taking into account reductions in such amount under any proposal, plan of compromise, arrangement or moratorium in respect of the Borrower under any insolvency or reorganization, including without limitation, the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding-up and Restructuring Act (Canada) or similar laws in other jurisdictions;

(g) "AMENDED AND RESTATED CREDIT AGREEMENT" means the credit agreement dated as of November 13, 1996 among the Borrower, as borrower, Canadian Imperial Bank of Commerce ("CIBC") and HKB, as lenders, and CIBC, as agent, as assigned in part to BT by CIBC, in its capacity as lender and as agent, by assignment agreement dated as of the date hereof (the "CIBC/BT Assignment Agreement"), and as amended and restated by an amended and restated credit agreement, dated as of the date hereof, and as may be amended or restated or assigned from time to time;


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                                      -3-

(h) "ASSIGNED INTEREST" means with respect to either BT or HKB that person's right, title and interest in and to the Amended and Restated Credit Agreement including without limitation (i) the Aggregate Accommodations Outstanding, (ii) all Security given by the Borrower to the Agent pursuant to the Amended and Restated Credit Agreement, and (iii) the guarantee given by the Guarantors to the Agent pursuant to the Amended and Restated Credit Agreement;

(i) "ASSIGNMENT AGREEMENT" means the form of assignment agreement set out in Schedule "A" attached hereto, or such other form of assignment agreement as the parties may mutually agree upon;

(j)  "ASSOCIATE" has the meaning given to such term in the CBCA;

(k)  "BORROWER" means Imperial Parking Limited and its successors;

(l)  "BT" means BT Bank of Canada and its successors;

(m) "BUSINESS DAY" means any day, other than Saturday or Sunday, on which banks are generally open for business in Toronto, Ontario and Cleveland, Ohio;

(n) "CANADIAN DOLLAR EQUIVALENT" means, on any date, the amount of Canadian dollars which can be purchased with a specified amount of United States dollars at the spot buying rate for Canadian dollars quoted by BT at approximately 12:00 noon (Toronto time) on such day if it is a business day or the immediately preceding business day if such day is not a business day;

(o) "CBCA" means the Canada Business Corporations Act, as in effect on the date hereof;

(p) "COLLATERAL AMOUNT" means, as at the third day following the delivery of a Collateralization Notice, the aggregate of:

     (i)   the full amount outstanding under the Term Facility;

     (ii)  the maximum amount that is available under the Acquisition Facility;
           and

     (iii) the maximum amount that is available under the Operating Facility,

     all pursuant to the terms of the Amended and Restated Credit Agreement;

(q)  "COLLATERALIZATION NOTICE" as the meaning set out in Section 6.1;

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(r)  "COLLATERALIZATION EVENT" means any of:

     (i) the Net Worth of FUR as calculated as at the end of any three month period ending on the last day of March, June, September or December in each year being less than the total of:

          (A)  $150,000,000; and

          (B)  80% of Additional Equity;

     (ii) a Material Adverse Change occurring concerning FUR;

    (iii) any event or series of events by which (i) any "person" or "group"
          (as such terms are used in Sections 13(d) and 14(d)(2) of the United States Securities Exchange Act of 1934 (the "Exchange Act") becomes, whether by means of any issuance or direct or indirect transfer of securities, merger, consolidation, liquidation, dissolution or otherwise, the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to be a beneficial owner of all securities that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly through one or more intermediaries, of more than 30% of the total voting rights attaching to the then-outstanding voting securities of FUR or FUMI, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted FUR's board of trustees or FUMI's board of directors (together with any new trustees or new directors whose election by the FUR's board of trustees or FUMI's board of directors (as the case may be) or whose nomination for election by FUR's or FUMI's stockholders, as applicable, was approved by a vote of 66-2/3% of FUR's trustees or FUMI's directors (as applicable) then still in office who were either trustees or directors (as applicable) at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of FUR's trustees or FUMI's directors (as applicable) then still in office;

     (iv) without the prior written consent of BT and HKB, FUR selling assets in a transaction or series of transactions having a value (determined in a manner similar to that adopted in determining Total Asset Value for purposes of this Section 1.1(r)(iv)) greater than 25% of its Total Asset Value;

     (v) the total liabilities of FUR less the current liabilities of FUR (excluding any current liabilities of FUR relating to the current portion of long



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                                      -5-

            term debt of FUR), all determined in accordance with United States generally accepted accounting principles, being greater than 65% of its adjusted total asset value where adjusted total asset value is equal to (A) the sum of (y) the Total Asset Value determined in accordance with United States generally accepted accounting principles and (z) all accumulated depreciation relating to the total assets of FUR less (B) FUR's current assets;

     (vi) FUMI and its Affiliates ceasing to own shares of the Borrower carrying at least 66 2/3% of the votes attaching to all the outstanding voting shares of the Borrower;

     (vii)  any Immediate Put Event, except that (A) if such Immediate Put
            Event is one described in Section 1.1(y)(ii), it shall not be deemed to give rise to a Collateralization Event if it is cured within 15 business days after written notice of the same has been given to FUR, and (B) if such Immediate Put Event is one described in Section 1.1(y)(iii), it shall not be deemed to give rise to a Collateralization Event if it is cured within five business days after written notice of the same has been given to FUR; and

     (viii) any event of default or other circumstance under any agreement to which FUR is a party (other than this Agreement or the Security Trust Indenture) that automatically or otherwise has resulted in an acceleration of the time for payment of any monetary obligation of FUR in an amount exceeding $10,000,000 unless the same has been remedied or waived within five business days after arising.

(s) "ELIGIBLE SECURITIES" means bonds, debentures or other evidences of indebtedness of or fully guaranteed as to the payment of principal and interest by the full faith and credit of the Government of the United States of America or the Government of Canada, provided the same are denominated in United States dollars or Canadian dollars and have a term to maturity at the time of deposit by FUR with the Trustee or at the time of purchase by the Trustee, as the case may be, of not more than one year;

(t)   "FUMI" means First Union Management, Inc. and its successors;

(u) "GUARANTEES AND GUARANTEE SECURITY" means, collectively, the guarantees given by the Guarantors to the Agent pursuant to the Amended and Restated Credit Agreement and all security therefor;

(v) "GUARANTORS" means guarantors identified in Schedule D to the CIBC/BT Assignment Agreement;


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(w)   "HKB" means Hongkong Bank of Canada and its successors;

(x) "IMMEDIATE PUT CLOSING DATE" has the meaning given to such term in Section 3.2;

(y)   "IMMEDIATE PUT EVENT" means the occurrence of any of the following:

      (i) a default or breach by FUR of any of its covenants and obligations under this Agreement or the Security Trust Indenture arising upon or otherwise relating to the failure by FUR to (A) make any payment required to be made by it pursuant to any provision of this Agreement or the Security Trust Indenture, (B) deposit with the Trustee any Eligible Securities required to be so deposited pursuant to this Agreement or the Security Trust Indenture or (C) file any financing statement, financing change statement or any other document or to do any other act or thing necessary or advisable, in the reasonable opinion of counsel to BT or HKB, to perfect or to maintain the perfection of the Pledge or to ensure that for so long as the Security Trust Indenture remains in effect the Pledge constitutes a first priority Security Interest in the Collateral (the terms "Pledge", "Security Interest" and "Collateral" having the respective meanings given to them in the Security Trust Indenture);

      (ii) a default or breach by FUR of any of its covenants and obligations under this Agreement or the Security Trust Indenture other than a default or breach described in paragraph (y)(i) above; or

      (iii) an inaccuracy or breach in any representation and warranty made by FUR herein or in the Security Trust Indenture;

      (iv) FUR (1) taking any action for the termination, winding-up, liquidation or dissolution of FUR, or ceasing to carry on business, or ceasing to pay its current obligations in the ordinary course of business as they generally become due, (2) making a general assignment for the benefit of creditors or becoming insolvent or unable to meet its obligations as they generally become due, (3) filing a petition in voluntary liquidation or bankruptcy, (4) filing a petition or answer or consent seeking the reorganization of FUR, or the readjustment of any of the indebtedness of FUR, (5) commencing any case or proceeding in respect of FUR under applicable insolvency or bankruptcy laws now or hereafter existing (including the Companies' Creditors Arrangement Act), (6) consenting to the appointment of any receiver, receiver-manager, administrator, custodian, liquidator or trustee of all or any part of its assets or property (provided that the mere grant by FUR of security interests over all or part of their respective assets or property to a




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            trustee, other than to a trustee-in-bankruptcy, in accordance with the provisions of normal course security arrangements shall not of itself constitute an Immediate Put Event), (7) taking any corporate or other organizational action for the purpose of effecting any of the foregoing including by (A) convening any meeting of FUR for the purpose of considering any resolution for (or to petition for) its winding-up, liquidation or dissolution or (b) the passing by the security holders of FUR of a resolution for its winding-up, liquidation or dissolution, or (8) being adjudicated as bankrupt or insolvent;

      (v) if any petition for any proceedings in bankruptcy or liquidation or for the winding-up, reorganization or readjustment of indebtedness of FUR shall be filed, or any case or proceeding shall be commenced, under any applicable bankruptcy or insolvency laws now or hereafter existing (including the Companies' Creditors Arrangement Act), against FUR, or any receiver, receiver-manager, administrator, custodian, liquidator or trustee shall be appointed for FUR or for all or any part of FUR's assets or property, or any order for relief or for the winding-up, dissolution or liquidation shall be entered in a proceeding with respect to FUR under the provisions of the United States Bankruptcy Code, the CBCA, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any other applicable or similar bankruptcy or insolvency laws, in each case, as amended, and such proceeding or appointment shall not be dismissed or discharged, as the case may be, within 45 days after the filing thereof of such appointment;

       (vi) the commencement by or on behalf of FUR in any court of competent jurisdiction of any action or proceeding to challenge, or the inclusion in pleadings filed by or on behalf of FUR with any court of competent jurisdiction of a request for relief that challenges, the validity of this Agreement or the Security Trust Indenture;

(z)   "IMMEDIATE PUT NOTICE" has the meaning given to such term in Section 3.2;

(aa)  "IMMEDIATE PUT RIGHT" has the meaning given to such term in Section 3.2;

(bb) "MATERIAL ADVERSE CHANGE" means any state of fact, change, event or occurrence which has a material adverse effect on (i) the business, operations, results of operations, assets, liabilities, prospects or financial condition of FUR considered on a consolidated basis with its subsidiaries, or (ii) the ability of FUR to perform its obligations under this Agreement (including without limitation its obligations under Articles 3 and 4 hereof);


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                                      -8-

(cc) "NET WORTH" means at any time, with respect to FUR, the total equity of FUR determined as of such time in accordance with accounting principles generally accepted in the United States, at the relevant time applied on a consistent basis;

(dd) "OPERATING FACILITY" has the meaning given to such term in the Amended and Restated Credit Agreement;

(ee) "PERSON" means an individual, a firm, a corporation, a syndicate, a partnership, an association, a joint venture, a trust, a government or governmental agency and every other legal or business entity whatsoever;

(ff) "PURCHASE PRICE" means, with respect to the purchase and sale of any portion of the Assigned Interest upon the exercise of the Put Right or Immediate Put Right by either BT or HKB hereunder, the sum of (i) the portion of the Aggregate Accommodations Outstanding owing to the Vendor, and (ii) $135,000 less all prepayment amounts previously paid to the Lenders (as defined in the Amended and Restated Credit Agreement) multiplied by a fraction equal to the portion of the Aggregate Accommodations Outstanding owing to the Vendor over the Aggregate Accommodations Outstanding;

(gg)  "PUT CLOSING DATE" means January 17, 2000;

(hh)  "PUT NOTICE" has the meaning given to such term in Section 3.1;

(ii)  "PUT OPTION PRICE" has the meaning given to such term in Section 2.1;

(jj) "PUT PERIOD" means any time during the 30-day period which runs from November 18, 1999 to December 17, 1999;

(kk)  "PUT RIGHT" has the meaning given to such term in Section 3.1;

(ll)  "QUARTERLY REPORT" has the meaning given to such term in Section 8.1;

(mm) "SECURITY" means all security given by the Borrower to the Agent pursuant to the Amended and Restated Credit Agreement;

(nn) "SECURITY TRUST INDENTURE" means the agreement dated as of the date hereof among FUR, BT, HKB and Montreal Trust Company of Canada;

(oo)  "TAX ACT" means the Income Tax Act (Canada), as amended from time to time;

(pp) "TERM FACILITY" has the meaning given to such term in the Amended and Restated Credit Agreement;


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                                      -10-

(qq) "TOTAL ASSET VALUE" means at any time with respect to FUR the total assets of FUR determined in accordance with United States generally accepted accounting principles or, in the discretion of FUR, the aggregate current fair market value of the total assets of FUR determined by FUR confirmed in a manner and by an independent third party acceptable to each of BT and HKB;

(rr) "TRUSTEE" means Montreal Trust Company of Canada, acting in its capacity as collateral agent under the Security Trust Indenture; and

(ss) "VENDOR means the party, being either BT, in its capacity as lender and as Agent, or HKB that has exercised its Put Right with respect to its Assigned Interest.

1.2 HEADINGS - The division of this Agreement into sections, paragraphs and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto.

1.3 CURRENCY - Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in United States funds.

1.4 GOVERNING LAW - This Agreement shall be construed and interpreted in accordance with the laws of the State of Ohio. Each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the State of Ohio.

1.5 SEVERABILITY - If any provision contained herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other provision herein and each such provision is deemed to be separate and distinct.

1.6 ENTIRE AGREEMENT - This Agreement and the Security Trust Indenture constitute the entire agreement between the parties with respect to the subject matter hereof.

1.7 BUSINESS DAYS - Any action or payment required or permitted to be taken or made hereunder on a day that is not a business day may be taken or made on the next succeeding business day.

1.8 NUMBER AND GENDER - Words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders.

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                                      -10-

                                    ARTICLE 2
                                PUT OPTION PRICE

2.1 PUT OPTION PRICE - In consideration of the grant by FUR to BT and HKB of the Put Right and the other covenants and agreements of FUR contained in this Agreement, each of BT and HKB hereby agree to pay to FUR $225,000 (in the aggregate, the "Put Option Price").

2.2 SATISFACTION OF PUT OPTION PRICE - BT and HKB hereby agree to deliver to FUR, upon the execution and delivery of this Agreement by FUR, in full payment and satisfaction of the Put Option Price, one or more certified cheques or bank drafts made payable to or to the order of FUR in immediately available funds in the aggregate amount of the Put Option Price less applicable withholding taxes.

                                    ARTICLE 3
                                   PUT RIGHTS

3.1 PUT RIGHT - At any time during the Put Period, each of BT and HKB shall have the right (the "Put Right") exercisable by notice (the "Put Notice") in writing delivered to FUR and the Trustee to require FUR to purchase all but not less than all of the Assigned Interest of such person on the Closing Date, which purchase is to be made at the Purchase Price.

3.2 IMMEDIATE PUT RIGHT - Upon the occurrence of any Immediate Put Event, each of BT and HKB shall have the right (the "Immediate Put Right"), exercisable by notice (the "Immediate Put Notice") in writing delivered to FUR at any time following the occurrence of the Immediate Put Event until the fifth day following the giving of notice by FUR to BT and HKB of such Immediate Put Event, to require FUR to purchase all but not less than all of the Assigned Interest of such person on the applicable Immediate Put Closing Date, which purchase is to be made at the applicable Purchase Price. A copy of the Immediate Put Notice shall be provided to the Trustee as soon as reasonably practicable after being given to FUR. The Immediate Put Notice shall set out the Immediate Put Closing Date for the purchase and sale of such Assigned Interest, which date shall not be more than 10 days following the date of delivery to FUR of the Immediate Put Notice (the "Immediate Put Closing Date"). The due delivery of an Immediate Put Notice shall override any other Put Notice theretofore or thereafter given, and the closing of the purchase and sale transaction effected by the giving of the Immediate Put Notice shall occur in accordance with such Immediate Put Notice notwithstanding any other provision hereof to the contrary.

3.3 PURCHASE AND SALE UPON EXERCISE - Upon the exercise of the Put Right or Immediate Put Right, the Vendor shall sell, and FUR shall purchase, the Assigned Interest as required to be so purchased and sold pursuant to the terms of this Section



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                                      -11-

3. Any such purchase and sale of the Assigned Interest shall be completed on such other terms and conditions as are set out in Section 4.

                                    ARTICLE 4
                              CLOSING ARRANGEMENTS

4.1 PLACE AND TIME OF CLOSING - The closing of the purchase and sale of the Assigned Interest shall take place at the offices of Fasken Campbell Godfrey at 10:00 a.m. (Toronto time) on the Put Closing Date (or in the case of an Immediate Put Right on the Immediate Put Closing Date), or at such other place and time as FUR and the Vendor may mutually determine, the actual time of closing on such Closing Date being hereinafter referred to as the "Time of Closing".

4.2 CLOSING DELIVERIES

    At the Time of Closing:

    (i) FUR shall pay the Purchase Price for the Assigned Interest by delivery to the Vendor of a certified cheque or bank draft in immediately available Canadian funds in the amount of the Purchase Price; and

    (ii)  each Vendor shall deliver to FUR:

          (A) an acknowledgement in writing of the receipt by such Vendor of any payment made pursuant to Subsection 4.2(i) and that such delivery to the Vendor constitutes good delivery to such Vendor of the Purchase Price for the Assigned Interest being sold by such Vendor;

          (B) a representation and warranty in writing from such Vendor that it is not a non-resident of Canada within the meaning of the Tax Act; and

    (iii) FUR and the Vendor or Vendors, if both BT and HKB exercise their respective Put Rights, shall enter into the Assignment Agreement.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties by FUR - FUR represents and warrants to each of BT and HKB as follows and acknowledges and confirms that they are relying on such representations and warranties in connection with the transactions contemplated hereby:

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                                      -12-

(a) FUR is a business trust duly formed and validly existing under the laws of the State of Ohio and has all necessary power and authority to own or lease its property, to enter into this Agreement and the Security Trust Indenture and to perform its obligations hereunder and thereunder;


(b) all necessary proceedings have been taken by FUR to enable it to enter into this Agreement and the Security Trust Indenture and to perform its obligations hereunder and thereunder;

(c) the execution and delivery of this Agreement and the Security Trust Indenture by FUR and the consummation of the transactions contemplated hereby and thereby will not, with or without the giving of notice, lapse of time or both, breach or violate any of the provisions of, constitute a default under, conflict with or cause the acceleration of any obligation of FUR under:

     (i) the Security Trust Indenture, as amended, or any resolution of the board of trustees (or any committee thereof) of FUR;

     (ii)  any agreement to which FUR is a party or by which it is bound;

     (iii) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over FUR; or

     (iv)  any applicable law, statute, ordinance, regulation or rule;

(d) each of this Agreement and the Security Trust Indenture has been duly executed and delivered by FUR and is a legal, valid and binding obligation of FUR, enforceable against FUR by BT and HKB in accordance with its terms;

(e) there is no requirement for FUR to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority nor is the consent or approval of any other third party required as a condition to the lawful consummation by FUR of the transactions contemplated by this Agreement or the Security Trust Indenture; and

     (f) the execution of this Agreement, the Security Trust Indenture and the Amended and Restated Credit Agreement and the completion of the transactions contemplated thereby will not affect the qualification of FUR as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended.

5.2 REPRESENTATIONS AND WARRANTIES RELATING TO BT AND HKB - Each of BT and HKB represents and warrants to FUR in respect of itself as follows and acknowledges that FUR is relying on such representations and warranties in connection with the matters contemplated hereby:

(a) at the Put Closing Date or the Immediate Put Closing Date, it will be legally authorized to enter into and deliver the Assignment Agreement to which it is a party; and

(b) at the Put Closing Date or the Immediate Put Closing Date, it will be the legal and beneficial owner of its Assigned Interest and that it will not have granted in respect of such Assigned Interest any adverse claims, liens or other encumbrances of any kind.

5.3 ABSENCE OF REPRESENTATIONS AND WARRANTIES CONCERNING THE ASSIGNED INTEREST - Except as set forth in Section 5.2, neither BT nor HKB makes any representation or warranty to FUR concerning the form, substance, accuracy or completeness of the Amended and Restated Credit Agreement, the Security, the Guarantees and the Guarantee Security, or the other Credit Documents (as defined in the Amended and Restated Credit Agreement) or any other document or information made available to FUR and shall not be responsible to FUR for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Amended and Restated Credit Agreement, the Security, the Guarantees and the Guarantee Security or of the Credit Documents (as defined in the Amended and Restated Credit Agreement). Any Assigned Interest acquired hereunder by FUR from either BT or HKB shall be acquired on an "as-is-where-is" basis subject to
Section 5.2.

                                    ARTICLE 6
                                COLLATERALIZATION

6.1 REQUIRED NOTIFICATIONS AND COOPERATION

(a) Either BT or HKB may deliver to FUR written notice of the occurrence of a Collateralization Event (the "Collateralization Notice") as soon as reasonably practicable thereafter. Such notice shall contain a brief description of the event or circumstance giving rise to such Collateralization Event.

(b) Each of BT and HKB shall have the right, if in its sole judgment a Collateralization Event may exist or may possibly occur in the future at any time, from time to time to require by notice in writing delivered to FUR that FUR provide or cause to be provided to it such information relating to FUR as may be reasonably necessary to permit BT and HKB to assess the likelihood of the prospective occurrence of a Collateralization Event or to verify that such an event has occurred.

6.2 DEPOSIT OF ELIGIBLE SECURITIES - On the 3rd day following the delivery by either BT or HKB of a Collateralization Notice, FUR shall deliver to and deposit with the



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                                      -14-

Trustee to be held by the Trustee in accordance with the Security Trust Indenture Eligible Securities having an aggregate face value (or in the case of Eligible Securities denominated in United States dollars, the Canadian Dollar Equivalent thereof) equal to the Collateral Amount.

6.3 DEPOSIT OF ADDITIONAL ELIGIBLE SECURITIES - In the event that as at the end of any calendar quarter the aggregate value of all Eligible Securities then held by the Trustee under the Security Trust Indenture is less than the Collateral Amount as a result of the diminution of the Canadian Dollar Equivalent (calculated as at the end of the calendar quarter) value of any Eligible Securities then held by the Trustee that are denominated in United States dollars, then FUR shall, within 3 days of delivery to BT and HKB of a Quarterly Report relating to such calendar quarter, deliver Eligible Securities having an aggregate cost (not including commissions, fees and expenses of acquisition) at least equal to the difference between the aggregate of all Eligible Securities held by the Trustee at the end of the calender quarter and the Collateral Amount. If FUR shall hedge the foreign exchange risk relating to the deposit with the Trustee of Eligible Securities denominated other than in Canadian dollars in a manner other than as set forth in this Section 6.3 but with similar effect, then it may request the consent of BT and HKB to the waiver of the provisions of this Section 6.3, which consent is not to be unreasonably withheld.

                                    ARTICLE 7
                                    RECOURSE

7.1 RIGHTS AGAINST THE BORROWER - The rights of BT and HKB under this Agreement shall be in addition to, and not in substitution for, all rights which BT and HKB or either of them may possess with respect to the Borrower, the Guarantors and other parties under the Amended and Restated Credit Agreement, the Security, the Guarantees and Guarantee Security or any other Credit Documents. The obligations of FUR under this Agreement shall not be diminished or affected by, and neither BT nor HKB shall be liable or accountable to FUR for any failure to take, any action or exercise any remedies under the Amended and Restated Credit Agreement, the Security, the Guarantees and Guarantee Security or any other Credit Documents.

7.2 RECOURSE AGAINST FUR - In addition to the rights of BT and HKB pursuant to the Security Trust Indenture, upon the occurrence of any Immediate Enforcement Default under the Security Trust Indenture, each of BT and HKB shall have recourse in executing any judgment against FUR to all the property and assets of FUR.

                                    ARTICLE 8
                              ADDITIONAL COVENANTS

8.1 QUARTERLY REPORTS - FUR shall deliver to BT and HKB as soon as practicable following the end of each calendar quarter (but in any event nor more than 45 days thereafter), a report (a "Quarterly Report") certified by any two senior officers of FUR setting out the Total Asset Value and Net Worth for FUR and, if a Collateralization Event has occurred, the aggregate value of all Eligible Securities then held by the Trustee under the Security Trust Indenture and accompanied by all supporting calculations and further information as may be reasonably necessary to permit BT and HKB to verify the Total Asset Value, Net Worth and the value of Eligible Securities as set out therein.

8.2 CONFIDENTIALITY - BT and HKB shall treat all information received pursuant to the provisions of this Agreement (including, without limitation, any financial statements of the Borrower and any information provided by FUR pursuant to Section 6.1) as confidential and shall not use or disclose to any person (other than its directors, officers, agents, employees or representatives (collectively, the "Representatives") who have a need to know it) or permit any of its Representatives to use or disclose to any person, directly or indirectly, any such information at any time hereafter; provided, however, that nothing in this Section 8.2 shall preclude BT, HKB or any Representative from using or disclosing any such information:

     (a) if such information is available to the public or in the public domain at the time of such disclosure or use, without breach of this Agreement;

     (b) if disclosure is required to be made by any law, regulation, governmental body or authority or stock exchange or dealer quotation system on which securities of BT, HKB or any of its Affiliates are
 .         listed or quoted or by court order; or

     (c) if disclosure is made to a court which is determining the rights of the parties under this Agreement or if use or disclosure otherwise may be reasonably necessary in connection with the rights, remedies, obligations and liabilities of BT or HKB under this Agreement or any other agreement contemplated hereby.

8.3 IMPLEMENTATION - Each of the parties hereto agrees to execute and deliver all such instruments and other documents and to do all such other acts and things as may be necessary or advisable from time to time to give effect fully to the provisions and intent of this Agreement.

                                    ARTICLE 9
                                  MISCELLANEOUS

9.1  NOTICES -

(a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person or transmitted by telecopy or similar means of recorded electronic communication, addressed as follows:

     (i) If to BT:
                           BT Bank of Canada
                           Royal Bank Plaza
                           Suite 1700, North Tower
                           P.O. Box 100
                           TORONTO ON  M5J 2J2

                           Attention: H. Naglie
                                      President and Chief Executive Officer
                           ------------------------------------------------

                           Telecopy No.:    (416) 865-0779

                  with a copy to:

                           BT Securities Corporation
                           Real Estate Investment Banking
                           280 Park Avenue, 21W
                           New York, New York  10017

                           Attention: J. Baevsky
                                      Vice-President, Corporate Finance
                           --------------------------------------------

                           Telecopy No.:    (212) 454-1733

                  with a copy to:

                           Osler, Hoskin & Harcourt
                           Suite 6600, P.O. Box 50
                           TORONTO ON  M5X 1B8

                           Attention:  J. Lisson
                           ---------------------

                           Telecopy No.:    (416) 862-6666

         (ii) If to HKB:

                           Hongkong Bank of Canada
                           Suite 200
                           885 West Georgia Street
                           Vancouver, British Columbia  V6C 3G1

                           Attention:  B. Young
                           --------------------

                           Telecopy No.:    (604) 641-3095

                  with a copy to:

                           Clark, Wilson
                           885 West Georgia Street, Suite 800
                           VANCOUVER BC  V6C 3H1

                           Attention:  D. Howard
                           ---------------------

                           Telecopy No.:    (604) 687-6314


         (iii) If to FUR:

                           First Union Real Estate Equity and Mortgage
                           Investments
                           55 Public Square, Suite 1910
                           Cleveland, Ohio  44113-1937

                           Attention:  Senior Vice President
                                       General Counsel and Secretary
                           -----------------------------------------

                           Telecopy No.:    (216) 781-7364

                  with copies to:

                           Fasken, Campbell, Godfrey
                           Suite 3700, P.O. Box 20
                           Toronto Dominion Bank Tower
                           Toronto-Dominion Centre
                           TORONTO ON  M5K 1N6

                           Attention:  W. Palmer
                           ---------------------

                           Telecopy No.:    (416) 364-7813

                                      -18-
                  - and to -

                           Mayer, Brown & Platt
                           190 South LaSalle Street
                           Chicago, Illinois  60603-3441

                           Attention:  T. Anderson
                           -----------------------

                           Telecopy No.:    (312) 706-8101

(b) any such notice or other communication so delivered or transmitted shall be deemed to have been given and received on the day on which it was delivered personally or by reputable overnight courier or transmitted by facsimile (or, if such day is not a business day, on the next following business day); and

(c) any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this Section 8.1.

9.2 ASSIGNMENT AND ENFORCEABILITY - This Agreement shall be binding upon and enforceable by the parties and their respective successors and permitted assigns. No party may assign any of its rights or benefits under this Agreement or delegate any of its duties or obligations under this Agreement to any person except as expressly permitted hereby. BT and HKB may assign all or any part of their rights under this Agreement to any assignee to which their respective Assigned Interests are transferred in accordance with Section 11.8 of the Amended and Restated Credit Agreement.

9.3 TIME OF THE ESSENCE - Time shall be of the essence of this Agreement.

9.4 AMENDMENTS AND WAIVER - This Agreement may be amended by instrument in writing executed by FUR, BT and HKB and not in any other manner. The waiver of any covenant or agreement made in favour of any party may be effected only by instrument in writing executed by such party and no failure to exercise any right or remedy or any delay in doing so, and no partial exercise of any such right or remedy shall be construed as a waiver thereof, and no waiver in any one instance shall be construed as a waiver in any subsequent or other instance unless the instrument in writing effecting the same expressly so provides.

9.5 COUNTERPARTS - This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument. Delivery of this Agreement may be effected by facsimile transmission.

9.6  TERMINATION - This Agreement shall terminate only:

(a)  by agreement in writing made by FUR, BT and HKB;

(b) automatically at such time (but without prejudice to the rights of the parties relating to any defaults hereunder existing at such time) as all of the Assigned Interest at any time held by BT and HKB shall have been purchased by FUR pursuant to the exercise of the Put Right and the Purchase Price in respect of all such Assigned Interest shall have been paid and satisfied in full as provided for herein including, without limitation, in
     Section 4.2 hereof; or

(c)  on prepayment or payment in full of the Aggregate Accommodations
     Outstanding.

9.7 RESTRICTION ON LIABILITY - Notwithstanding anything herein to the contrary contained, this Agreement is made and executed on behalf of FUR, a business trust organized under the laws of the State of Ohio, by its officers on behalf of the trustees thereof, and none of the trustees or any additional or successor trustee hereafter appointed, or any beneficiary, officer, employee or agent of FUR shall have any liability in his personal or individual capacity but instead, all parties shall look solely to the property and assets of FUR (including, without limitation, those assets subject to the Security Trust Indenture) for satisfaction of claims of any nature arising under or in connection with this Agreement.

IN WITNESS WHEREOF this Agreement has been executed by the parties.

                                           BT BANK OF CANADA


                                           PER: /S/ Authorized Signer
                                               -------------------------

                                           HONGKONG BANK OF CANADA


                                           PER: /S/ Authorized Signer
                                               -------------------------


                                           FIRST UNION REAL ESTATE EQUITY AND
                                           MORTGAGE INVESTMENTS

                                           PER: /S/ Authorized Signer
                                               -------------------------

                                           PER: /S/ Authorized Signer
                                               -------------------------

                                  SCHEDULE "A"

                          FORM OF ASSIGNMENT AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     Assignment and Assumption Agreement dated as of ______________, 19__ made among ___________, (the "Assignor"), a Lender under the Amended and Restated Credit Agreement referred to and defined hereafter, Imperial Parking Limited (the "Borrower") and First Union Real Estate Equity and Mortgage Investments (the "Assignee"), a business trust existing under the laws of the State of Ohio.

     WHEREAS pursuant to an amended and restated credit agreement dated as of November 13, 1996 (as amended, supplemented and restated from time to time, the "Amended and Restated Credit Agreement") among the Borrower, BT Bank of Canada ("BT"), as agent (the "Agent") and the financial institutions specified therein (the "Lenders"), the Lenders have provided certain credit facilities to the Borrower;

     WHEREAS pursuant to an ancillary agreement dated as of April 17, 1997 (as amended, supplemented and restated from time to time, the "Ancillary Agreement"), among BT, HongKong Bank of Canada ("HKB") and the Assignee, the parties agreed that BT and HKB have the right to require the Assignee to purchase the Assigned Interest of each of BT and HKB under certain terms and conditions as set out therein;

     AND WHEREAS the Assignor has agreed to assign and sell to the Assignee its right, title and interest in the Assigned Interest and the Assignee has agreed to accept and purchase the Assigned Interest and to assume all liabilities and obligations of the Assignor in respect of the Assigned Interest;

     NOW THEREFORE, in consideration of the foregoing premises, the sum of $10.00 in lawful money of Canada now paid by the Assignor to the Assignee and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. Terms defined in the Ancillary Agreement which appear herein without definition shall have the meanings ascribed thereto in the Ancillary Agreement.

     SECTION 2. CONVEYANCE OF INTEREST IN ASSIGNED INTEREST. The Assignor hereby assigns, sells, conveys and transfers to the Assignee its Assigned Interest.

     SECTION 3. ASSUMPTION. The Assignee hereby accepts and assumes the Assigned Interest by payment to the Assignor of $_______ and the Assignee hereby agrees to be bound by the terms and conditions of the Amended and Restated Credit Agreement as if it was the Assignor and acknowledges and expressly assumes in the name, place and stead of the Assignor all obligations and liabilities attaching to the Assigned Interest and agrees to perform the terms, conditions and agreements on its part to be performed as Assignor in respect thereof under the Amended and Restated Credit Agreement.

     SECTION 4. RELEASE BY THE BORROWER. The Borrower hereby acknowledges the release of the Assignor from all obligations and liabilities attaching to the Assigned Interest and acknowledges the assumption of all such liabilities and obligations by the Assignee.

     SECTION 5. RECOGNITION AS LENDER. The parties hereto acknowledge that the Assignee is, by virtue of compliance with the provisions of Section 11.8 of the Amended and Restated Credit Agreement, as of and from the date hereof, a Lender under and as defined in the Amended and Restated Credit Agreement.

     SECTION 6. GOVERNING LAW. This assignment and assumption agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and of Canada applicable therein and shall be treated in all respects as an Ontario contract.

     SECTION 7. ENUREMENT. This assignment and assumption agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     SECTION 8. COUNTERPARTS. This assignment and assumption agreement may be executed in counterparts, each of which shall be deemed an original and which, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties have executed this assignment and assumption agreement under the hands of their proper officers duly authorized in that behalf as of the date first above written.


                                   [ASSIGNOR]


                                   Per:
                                       ------------------------------------
                                       Authorized Signing Officer


                                   FIRST UNION REAL ESTATE EQUITY AND
                                   MORTGAGE INVESTMENTS

                                   Per:
                                       ------------------------------------
                                       Authorized Signing Officer


                                   IMPERIAL PARKING LIMITED

                                   Per:
                                       ------------------------------------
                                       Authorized Signing Officer